Exhibit 99.1

Contact:

H. Brian Thompson Chairman and Chief Executive Officer Mercator Partners Acquisition Corp. (703) 995-5533	Rhodric C. Hackman President and Secretary Mercator Partners Acquisition Corp. (703) 995-5533

FOR IMMEDIATE RELEASE

MERCATOR PARTNERS ACQUISITION CORP.

Separate Trading of Securities Underlying our Series A Units and Series B Units

Reston, Virginia, May 5, 2005 – Mercator Partners Acquisition Corp. (OTC Bulletin Board: MPAQU and MPABU) announced today that it has been notified by HCFP/Brenner Securities LLC, the representative of the underwriters for its initial public offering, that, commencing on May 6, 2005, the holders of its Series A Units and Series B Units may separately trade the Common Stock, Class B Common Stock, Class W Warrants and Class Z Warrants included in such Series A Units and Series B Units.

The OTC Bulletin Board symbols for each of the securities included in the Series A Units and Series B Units are as follows:

Common Stock	MPAQA
Class B Common Stock	MPAQB
Class W Warrants	MPAQW
Class Z Warrants	MPAQL

SAFE HARBOR STATEMENT

This press release contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties. Actual results may differ due to factors such as material adverse events affecting Mercator or the ability of Mercator to satisfy the conditions to completion of the business combination. Readers are referred to Mercator most recent periodic and other reports filed with the Securities and Exchange Commission.

# # #